Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly Revenue of $393 Million

GAAP Diluted Earnings Per Share of $0.23

Non-GAAP Diluted Earnings Per Share of $0.39

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 22, 2009--Citrix Systems, Inc. (Nasdaq:CTXS) today reported financial results for the second quarter of fiscal 2009 ended June 30, 2009.

FINANCIAL RESULTS

In the second quarter of fiscal 2009, Citrix achieved revenue of $393 million, compared to $392 million in the second quarter of fiscal 2008.

GAAP Results

Net income for the second quarter of fiscal 2009 was $43 million, or $0.23 per diluted share, compared to $35 million, or $0.18 per diluted share, for the second quarter of 2008. The current quarter GAAP results include a restructuring charge of approximately $2 million.

Non-GAAP Results

Non-GAAP net income in the second quarter of fiscal 2009 was $72 million, or $0.39 per diluted share, compared to $71 million, or $0.38 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense and the tax effects related to those items. In addition, Non-GAAP net income for the second quarter of 2009 excludes charges recorded in connection with the restructuring program that the company implemented in January 2009, and the tax effects related to those items.

"I'm pleased with our second quarter results," said Mark Templeton, president and chief executive officer for Citrix. "We are still in a tough economic climate, especially in the EMEA market, but our customers are embracing IT as an on-demand service, confirming our strategy around desktop virtualization, the next generation datacenter and SaaS."

Q2 Financial Summary

In reviewing the second quarter results for 2009, compared to the second quarter of 2008:

  Product license revenue decreased 15 percent;
  Revenue from license updates grew 9 percent;
  Online services revenue grew 18 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 3 percent;
  Revenue increased in the America’s region by 3 percent, decreased in the EMEA region by 12 percent, and decreased in the Pacific region by 4 percent;
  Deferred revenue totaled $538 million, compared to $476 million on June 30, 2008;
  GAAP operating margin was 10 percent for the quarter, and non-GAAP operating margin was 22 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the restructuring program;
  Cash flow from operations was $86 million; and
  The company repurchased 1.3 million shares at an average price of $30.32.

Financial Outlook

Due to the volatility of market conditions in the foreseeable future, it is more likely that Citrix’s actual results could differ materially from expectations. Similar to the financial outlook we have provided for the last two fiscal quarters, the company is continuing to provide less quantitative guidance than it has historically.

Financial Outlook for Third Quarter 2009

Citrix management currently expects to achieve the following results during its third fiscal quarter of 2009 ending September 30, 2009:

  Net revenue is expected to be flat compared to the third quarter of 2008; and
  Non-GAAP operating margin is expected to increase 100 basis points compared to the second quarter 2009, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges, if any.
  Interest income is expected to be $3 million to $4 million.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2009

Our financial outlook for the full fiscal year 2009 for both net revenue and non-GAAP operating margin remains unchanged.

  The company expects net revenue to be flat as compared to 2008; and
  Non-GAAP operating margin is expected to increase by as much as 100 basis points compared to non-GAAP operating margin from the prior year, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges, as well as prior year exclusions of in process research and development related to business combinations.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the second quarter of 2009, Citrix:

  Announced the availability of the Citrix Receiver™ application on the Apple App Store. The app gives iPhone and iPod touch users access to their Windows applications and documents from anywhere;
  Unveiled Citrix® NetScaler® VPX, a new software-based virtual appliance version of its industry-leading NetScaler MPX hardware appliance product line;
  Announced upgrades to Citrix Essentials™ for XenServer™ and Hyper-V™ that adds advanced virtualization management capabilities to two of the industry’s fastest growing virtualization platforms;
  Announced nCore™ technology that allows its high-end Citrix NetScaler appliances to deliver rich Web 2.0 applications and cloud services for more users with no new hardware investments required;
  Announced the addition of three new appliance models to its powerful Citrix NetScaler product line - NetScaler MPX 9500, MPX 7500 and MPX 5500;
  Announced that LG-Nortel will distribute the Citrix NetScaler product line to enterprise customers in the Korean market; and
  Unveiled Citrix® Dazzle™ – a self-service “storefront” for enterprise applications. Dazzle gives corporate employees 24x7 self-service access to a broad array of applications, desktops and content, allowing them to choose exactly what they need, when they need it.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately thirty days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 15446774).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtualization, networking and software-as-a-service (SaaS) technologies for more than 230,000 organizations worldwide. Its Citrix Delivery Center™, Citrix Cloud Center™ (C3) and Citrix Online Services product families radically simplify computing for millions of users, delivering applications as an on-demand service to any user, in any location on any device. Citrix customers include the world’s largest Internet companies, 99 percent of Fortune Global 500 enterprises, and hundreds of thousands of small businesses and prosumers worldwide. Citrix partners with over 10,000 companies worldwide in more than 100 countries. Founded in 1989, annual revenue in 2008 was $1.6 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for Third Quarter 2009 and Fiscal Year 2009 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including European markets; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; the company’s product concentration and its ability to develop and commercialize new products and services, including its virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to manage unexpected expenses and to achieve anticipated cost savings from Citrix’s cost reduction initiatives; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation; changes in the company’s pricing and licensing models or policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, Citrix Receiver™, NetScaler®, Citrix Essentials™, Citrix Cloud Center™, Citrix Delivery Center™, Dazzle™, XenServer™,and nCore™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Product licenses	$129,692	$153,458	$241,592	$300,418
License updates	149,334	137,279	297,532	271,213
Online services	75,350	63,687	147,330	125,672
Technical services	38,452	37,306	75,432	71,461
Total net revenues	392,828	391,730	761,886	768,764

Cost of net revenues:
Cost of product license revenues	11,506	12,781	23,000	23,922
Cost of services revenues	21,132	20,100	42,755	38,797
Amortization of product related intangible assets	11,423	12,976	23,522	23,569
Total cost of net revenues	44,061	45,857	89,277	86,288
Gross margin	348,767	345,873	672,609	682,476

Operating expenses:
Research and development	75,160	73,965	146,197	145,495
Sales, marketing and services	167,130	169,244	330,719	335,689
General and administrative	59,552	68,067	118,041	130,704
Amortization of other intangible assets	5,163	5,707	10,157	11,407
Restructuring	2,036	-	22,766	-
Total operating expenses	309,041	316,983	627,880	623,295

Income from operations	39,726	28,890	44,729	59,181

Other income, net	5,069	6,322	6,238	14,793
Income before income taxes	44,795	35,212	50,967	73,974

Income taxes	2,276	563	1,521	4,947
Net income	$42,519	$34,649	$49,446	$69,027

Earnings per common share – diluted	$0.23	$0.18	$0.27	$0.37
Weighted average shares outstanding – diluted	184,740	188,021	183,560	189,004

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2009	December 31, 2008
ASSETS:
Cash and cash equivalents	$294,210	$326,121
Short-term investments	285,465	249,175
Accounts receivable, net	224,184	231,296
Other current assets, net	148,530	133,548
Total current assets	952,389	940,140

Long-term investments	407,669	275,585
Property and equipment, net	254,025	254,334
Goodwill and other intangible assets, net	1,141,821	1,174,726
Other long-term assets	60,364	49,521
Total assets	$2,816,268	$2,694,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$229,254	$242,222
Current portion of deferred revenues	490,276	488,695
Total current liabilities	719,530	730,917

Long-term portion of deferred revenues	47,774	44,780
Other liabilities	1,126	744

Stockholders' equity	2,047,838	1,917,865
Total liabilities and stockholders’ equity	$2,816,268	$2,694,306

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Six Months Ended June 30, 2009
OPERATING ACTIVITIES	$49,446
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	68,237
Stock-based compensation expense	56,588
Provision for accounts receivable allowances	3,029
Other non-cash items	(780)
Total adjustments to reconcile net income to net cash provided by operating activities	127,074
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	5,546
Prepaid expenses and other current assets	(29,779)
Other assets	(4,104)
Deferred tax assets, net	1,124
Accounts payable and accrued expenses	13,877
Deferred revenues	4,574
Other liabilities	431
Total changes in operating assets and liabilities, net of the effects of acquisitions	(8,331)
Net cash provided by operating activities	168,189

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(168,634)
Purchases of property and equipment	(40,166)
Purchases of other assets	(3,000)
Cash paid for acquisitions, net of cash acquired	(1,420)
Cash paid for licensing and core technology	(1,850)
Net cash used in investing activities	(215,070)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	77,201
Excess tax benefit from exercise of stock options	2,898
Stock repurchases	(64,994)
Net cash provided by financing activities	15,105
Effect of exchange rate changes on cash and cash equivalents	(135)
Change in cash and cash equivalents	(31,911)
Cash and cash equivalents at beginning of period	326,121
Cash and cash equivalents at end of period	$294,210

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with its restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30, 2009
GAAP operating margin	10.1%
Add: stock-based compensation	7.3%
Add: amortization of product related intangible assets	2.9%
Add: amortization of other intangible assets	1.3%
Add: restructuring charges	0.5%
Non-GAAP operating margin	22.1%

	Three Months Ended June 30,
	2009	2008
GAAP net income	$42,519	$34,649
Add: stock-based compensation	28,440	33,582
Add: amortization product related intangible assets	11,423	12,976
Add: amortization of other intangible assets	5,163	5,707
Add: restructuring charges	2,036	–
Less: tax effects related to above items	(18,015)	(15,997)
Non-GAAP net income	$71,566	$70,917

GAAP earnings per share – diluted	$0.23	$0.18
Add: stock-based compensation	0.15	0.18
Add: amortization of product related intangible assets	0.06	0.07
Add: amortization of other intangible assets	0.03	0.03
Add: restructuring charges	0.01	–
Less: tax effects related to above items	(0.09)	(0.08)
Non-GAAP earnings per share – diluted	$0.39	$0.38

CONTACT:
Citrix Systems, Inc., Fort Lauderdale
Media:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
Investors:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com